Exhibit 4.11
DESCRIPTION OF 7.00% TANGIBLE EQUITY UNITS
(INCLUDING PURCHASE CONTRACTS AND SENIOR AMORTIZING NOTES)

For a description of the 7.00% Tangible Equity Units (the “Units”) of Brookdale Senior Living Inc. (the “Company”), reference is made to the information under the heading (i) “Description of the Units” in the prospectus supplement dated November 16, 2022 (the “Prospectus Supplement”) filed by the Company with the U.S. Securities and Exchange Commission (the “Commission”) on November 18, 2022 pursuant to Rule 424(b) under the Securities Act of 1933, as amended, to the prospectus dated November 16, 2022 (the “Prospectus”) filed as part of the Company’s registration statement on Form S-3 (File No. 333-268404), as filed with the Commission on November 16, 2022 and (ii) “Description of Purchase Units” in the Prospectus. Each Unit is comprised of a prepaid stock purchase contract and a senior amortizing note. For a description of the Units, reference is made to the information under the heading (i) “Description of the Units” in the Prospectus Supplement and (ii) “Description of Purchase Units” in the Prospectus. For a description of the prepaid stock purchase contract, reference is made to the information under the heading (i) “Description of the Purchase Contracts” in the Prospectus Supplement, (ii) “Description of Purchase Contracts” in the Prospectus and (iii) “Description of Capital Stock” in the Prospectus. For a description of the senior amortizing note, reference is made to the information under the heading (i) “Description of the Amortizing Notes” in the Prospectus Supplement and (ii) “Description of Debt Securities” in the Prospectus. Each such description referred to above is hereby incorporated herein by reference and made part of this exhibit in its entirety.

This description is subject to and qualified in its entirety by reference to (i) the indenture, dated as of November 21, 2022, between the Company and American Stock Transfer & Trust Company, LLC, as trustee, and the first supplemental indenture, dated as of November 21, 2022 between the Company and American Stock Transfer & Trust Company, LLC, as trustee, under which the senior amortizing notes were issued (together, the “Indenture”), and (ii) the purchase contract agreement (the “purchase contract agreement”), dated as of November 21, 2022, between the Company and American Stock Transfer & Trust Company, LLC, as purchase contract agent, as attorney-in-fact for holders of purchase contracts and as trustee under the Indenture, pursuant to which the purchase contracts and Units were issued, which are incorporated by reference as exhibits to the Annual Report on Form 10-K of which this Exhibit 4.11 is a part.